Exhibit (h)(6)
CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND
UP TO 7,500,000 COMMON SHARES OF BENEFICIAL INTEREST
CAPITAL ON DEMAND™
SALES AGREEMENT
June 6, 2011
JONESTRADING INSTITUTIONAL SERVICES LLC
780 Third Avenue, 3rd Floor
New York, NY 10017
Ladies and Gentlemen:
          CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND, a Delaware statutory trust (the “Fund”), CALAMOS ADVISORS LLC, a Delaware limited liability company (the “Adviser”) confirm their agreement (this “Agreement”) with JonesTrading Institutional Services LLC (“Jones”), as follows:
     1. Issuance and Sale of Shares. The Fund agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Jones, acting as agent and/or principal, up to seven and a half million (7,500,000) of the Fund’s common shares of beneficial interest, no par value per share (the “Shares”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Fund, and Jones shall have no obligation in connection with such compliance. The issuance and sale of Shares through Jones will be effected pursuant to the Registration Statement (as defined below) filed by the Fund and declared effective by the Securities and Exchange Commission (the “Commission”).
          The Fund has entered into (i) an Investment Management Agreement with the Adviser dated as of June 17, 2002, (ii) a Master Custodian Agreement with State Street Bank and Trust Company dated as of September 11, 2009, (iii) a Stock Transfer Agency Agreement with The Bank of New York dated as of June 15, 2007, (iv) an Amended and Restated Financial Accounting Services Agreement with the Adviser dated as of December 13, 2004, and (v) a Master Services Agreement with State Street Bank and Trust Company dated as of March 15, 2004, as effective with respect to the Fund as of October 21, 2004 and such agreements are herein referred to as the “Advisory Agreement,” the “Custodian Agreement”, the “Transfer Agency Agreement,” the “Accounting Agreement” and the “Administration Agreement,” respectively. Collectively, the Advisory Agreement, the Custodian Agreement, the Transfer

Agency Agreement, the Accounting Agreement and the Administration Agreement are herein referred to as the “Fund Agreements. In addition, the Fund has adopted a dividend reinvestment plan pursuant to which holders of Shares shall have their dividends automatically reinvested in additional Shares unless they elect to receive such dividends in cash, and such plan is herein referred to as the “Dividend Reinvestment Plan.”
          The Fund has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”) and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”), with the Commission a registration statement on Form N-2 (File Nos. 333-173767 and 811-21080) (the “Original Registration Statement”), including a base prospectus (“Basic Prospectus”), with respect to the Shares. The Fund shall prepare one or more supplements relating to the Shares (collectively, the “Prospectus Supplement”) to the Basic Prospectus, to be filed with the Commission pursuant to Rule 497 under the Securities Act. The Fund shall furnish to Jones, for use by Jones, copies of the Basic Prospectus, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, the Original Registration Statement, as amended when it became effective, including all documents filed as part thereof, and including any information contained in a Prospectus Supplement subsequently filed with the Commission pursuant to Rule 497 under the Securities Act is herein called the “Registration Statement.” The Basic Prospectus, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Fund with the Commission pursuant to Rule 497 under the Securities Act, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Prospectus, or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).
     2. Placements. Each time that the Fund wishes to issue and sell Shares hereunder (each, a "Placement"), it will notify Jones by e-mail notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall, at a minimum, include the number of Shares to be issued (the "Placement Shares"), the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a "Placement Notice"), a form of which, containing such minimum sales parameters necessary, is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Fund set forth on Schedule 3 (with a copy to each of the other individuals from the Fund listed on such schedule), and shall be addressed to each of the individuals from Jones set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective upon receipt by Jones unless and until (i) in accordance with the notice requirement set forth in Section 4, Jones declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Fund suspends or terminates the Placement Notice, (iv) the Fund issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) the Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Fund to Jones in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Fund nor Jones will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Fund delivers a Placement Notice to Jones and Jones does not decline, within the time period specified in Section 4, such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.
     3. Sale of Placement Shares by Jones. Subject to the terms and conditions herein set forth, upon the Fund’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, Jones, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. Jones will provide written confirmation to the Fund no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Fund with respect to such sales, with an itemization of deductions made by Jones (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales, and the Net Proceeds (as defined below) payable to the Fund. The Fund and the Adviser each acknowledge that Jones intends to sell the Placement Shares in privately negotiated transactions and/or any other method permitted by law, including sales made directly on the New York Stock Exchange, the then-existing trading market for the Shares or sales made to or through a market maker or through an electronic communications network, or in any other manner that may be deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act. To the extent that Jones acts as the Fund’s agent with respect to any such sale, Jones covenants that it will comply with all prospectus delivery requirements imposed under applicable federal and state securities laws. The Fund and the Adviser each acknowledge and agree that (i) there can be no assurance that Jones will be successful in selling Placement Shares, and (ii) Jones will not incur any liability or obligation to the Fund or the Adviser or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Jones to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, "Trading Day” means any day on which Shares are purchased and sold on the principal exchange or market on which the Shares are listed or quoted.
     4. Suspension of Sales. The Fund or Jones may, upon notice to the other party in writing within two business days following the delivery or receipt, as applicable, of the Placement Notice (including by e-mail correspondence to all of the individuals of the other party set forth on Schedule 3 or by telephone (confirmed immediately by verifiable facsimile transmission or e-mail correspondence to all of the individuals of the other party set forth on Schedule 3)), suspend or refuse to undertake any sale of Placement Shares; provided, however, that such suspension or refusal shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties hereto agrees that no such notice shall be effective against the other unless it is made to the individuals named on Schedule 3 hereto in accordance with this Section 4, as such Schedule may be amended from time to time.
     5. Settlement.
               (a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Business Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a "Settlement Date"). The amount of proceeds to be delivered to the Fund on a Settlement Date against the receipt of the Placement Shares sold (the "Net Proceeds") will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for (i) Jones’s commission, discount or other compensation for such sales payable by the Fund pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Fund to Jones hereunder pursuant to Section 7(e) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
               (b) Delivery of Shares. On or before each Settlement Date, the Fund will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Jones’s or its designee’s account at The Depository Trust Company through its Deposit and Withdrawal at Custodian ("DWAC") System or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, Jones will deliver the related Net Proceeds in same day funds to an account designated by the Fund prior to the Settlement Date. The Fund agrees that if the Fund defaults on its obligation to deliver Placement Shares on a Settlement Date, the Fund and the Adviser each agree that, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, it will (i) hold Jones harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Fund and (ii) pay to Jones any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.
     6. Representations and Warranties of the Fund and Adviser.
               (a) Representations and Warranties by the Fund and the Adviser. The Fund and the Adviser, jointly and severally, represent and warrant to Jones as of the date hereof and as of each Representation Date (as defined in Section 7(k) below), and agree with Jones, as follows:
          (1) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act. The Fund has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Fund, are contemplated by the Commission.
          The Prospectus when filed complied in all material respects with the Securities Act and Investment Company Act. On each Representation Date, (1) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, complied or will comply in all material respects with the applicable requirements of the Securities Act and Investment Company Act, (2) the Registration Statement, as amended as of any such time, did not, does not and will not contain any untrue statement of a material fact and did not, does not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (3) the Prospectus, as amended or supplemented as of any such time, did not and will not contain an untrue statement of a material fact, and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the immediately preceding sentence do not apply to, and neither the Fund nor the Adviser makes any representations or warranties as to, statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to Jones furnished to the Fund by Jones in writing expressly for use therein.
          The Fund’s registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) is effective.
          (2) Independent Accountants. Deloitte & Touche LLP, who audited the financial statements and financial highlights included in the Registration Statement and the Prospectus, are independent registered public accountants as required by the Securities Act and the Investment Company Act.
          (3) Financial Statements. The financial statements of the Fund included in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Fund at the dates indicated and the results of operations and cash flows of the Fund for the periods specified; and all such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Securities Act and the Investment Company Act. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein, and the other financial and statistical information and data included in the Registration Statement, the Prospectus Supplement and the Prospectus are accurately derived from such financial statements and the books and records of the Fund.
          (4) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Prospectus except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Fund, whether or not arising in the ordinary course of business (any such change is called a “Fund Material Adverse Effect”) and (B) there have been no transactions entered into by the Fund which are material with respect to the Fund other than those in the ordinary course of its business as described in the Prospectus.

          (5) Good Standing of the Fund. The Fund has been duly formed and is validly existing in good standing as a statutory trust under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Fund Agreements; and the Fund is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires qualification, except for any such jurisdiction where failure to be in good standing would not have a Fund Material Adverse Effect.
          (6) No Subsidiaries. The Fund has no subsidiaries.
          (7) Investment Company Status. The Fund is duly registered under the Investment Company Act as a closed-end, diversified management investment company under the Investment Company Act, and the Investment Company Act Notification has been duly filed with the Commission. The Fund has not received any notice from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the Investment Company Act Notification or the Registration Statement. “Investment Company Act Notification” means a notification of registration of the Fund as an investment company under the Investment Company Act on Form N-8A, as the Investment Company Act Notification may be amended from time to time.
          (8) Officers and Trustees. No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”). Except as disclosed in the Registration Statement and the Prospectus, no trustee of the Fund is (A) an “interested person” (as defined in the Investment Company Act) of the Fund or (B) an “affiliated person” (as defined in the Investment Company Act) of Jones. For purposes of this Section 6(a)(8), the Fund and the Adviser shall be entitled to rely on representations from such officers and trustees.
          (9) Capitalization. The Fund’s authorized, issued and outstanding (i) common shares of beneficial interest and (ii) preferred shares are as set forth in the Prospectus. All of the Fund’s issued and outstanding common shares of beneficial interest and preferred shares have been duly authorized and validly issued and are fully paid and non-assessable and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the Fund’s outstanding common shares of beneficial interest or preferred shares were issued in violation of any preemptive or other similar rights of any security holder of the Fund. The Placement Shares have been duly authorized and, when issued and delivered against payment therefore in accordance with this Agreement, will be validly issued, fully paid and non-assessable and free of any preemptive or other similar rights.
          (10) Power and Authority. The Fund has full power and authority to enter into this Agreement and the Fund Agreements; the execution and delivery of, and the performance by the Fund of its obligations under this Agreement and the Fund Agreements have been duly and validly authorized by the Fund; and this Agreement and the Fund Agreements have been duly executed and delivered by the Fund and constitute the valid and legally binding agreements of the Fund, enforceable against the Fund in accordance with their terms, except as rights to indemnity and contribution may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Fund’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and by general equitable principles.
          (11) Agreements’ Compliance with Law. This Agreement and each of the Fund Agreements comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act.
          (12) Absence of Defaults and Conflicts. The Fund is not (i) in violation of the Fund’s Agreement and Declaration of Trust and any amendments thereto (the “Declaration of Trust”) or the Fund’s bylaws, (ii) in breach or default in the performance of the terms of any indenture, contract, lease, mortgage, declaration of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Fund or of any decree of the Commission, the Financial Industry Regulatory Authority (“FINRA”), any state securities commission, any foreign securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self regulatory or administrative agency or any official having jurisdiction over the Fund, except in the case of (ii) and (iii) for such breaches, defaults or violations which would not have a Fund Material Adverse Effect.
          (13) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund, threatened, against or affecting the Fund which is required to be disclosed in the Prospectus (other than as disclosed therein), or that could reasonably be expected to result in a Fund Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations under this Agreement or the Fund Agreements; the aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Investment Company Act, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Fund Material Adverse Effect.
          (14) Accuracy of Descriptions and Exhibits. The statements set forth under the headings “Closed-End Fund Structure,” “Certain Provisions of the Agreement and Declaration of Trust and Bylaws” and “Certain Federal Income Tax Matters” in the Prospectus and “Federal Income Tax Matters” in the Statement of Additional Information, insofar as such statements purport to summarize certain provisions of the Investment Company Act, the Delaware Statutory Trust Act, the Fund’s Declaration of Trust, U.S. federal income tax law and regulations or legal conclusions with respect thereto, fairly and accurately summarize such provisions in all material respects; all descriptions in the Registration Statement and the Prospectus of any Fund documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act or the Investment Company Act which have not been so described and filed as required.
          (15) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, and (B) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Fund of its obligations under this Agreement or the Fund Agreements, for the offering, issuance, sale or delivery of the Placement Shares hereunder, or for the consummation of any of the other transactions contemplated by this Agreement or the Fund Agreements, in each case on the terms contemplated by the Registration Statement and the Prospectus, except such as have been already obtained and under the Securities Act, the Investment Company Act, the rules and regulations of FINRA and the New York Stock Exchange (“NYSE”) and such as may be required under state securities laws.
          (16) Non-Contravention. Neither the execution, delivery or performance of this Agreement and the Fund Agreements nor the consummation by the Fund of the transactions herein or therein contemplated (i) constitutes or will constitute a breach of the Declaration of Trust or bylaws of the Fund, (ii) constitutes or will constitute a breach of or a default under, any agreement, indenture, lease or other instrument to which the Fund is a party or by which it or any of its properties may be bound or (iii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Fund or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to the terms of any agreement or instrument to which the Fund is a party or by which the Fund may be bound or to which any of the property or assets of the Fund is subject.
          (17) Possession of Licenses and Permits. The Fund has such licenses, permits, and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its property and to conduct its business in the manner described in the Prospectus; the Fund has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows or, after notice or lapse of time, would allow, revocation or termination thereof or results in any other material impairment of the rights of the Fund under any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Fund.
          (18) Distribution of Offering Material. The Fund has not distributed and, prior to the later to occur of (i) the Settlement Date and (ii) completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering and sale of the Placement Shares other than the Registration Statement, the

Prospectus, the sales material or other materials permitted by the Securities Act or the Investment Company Act.
          (19) Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Fund under the Securities Act or the Investment Company Act. There are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Placement Shares by the Fund pursuant to this Agreement.
          (20) NYSE. The Placement Shares are duly listed and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE.
          (21) FINRA Matters. All of the information provided to Jones or to counsel for Jones by the Fund, its officers and Trustees in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules is true, complete and correct.
          (22) Tax Returns. The Fund has filed all tax returns that are required to be filed and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Fund Material Adverse Effect.
          (23) Subchapter M. The Fund intends to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) to qualify as a regulated investment company under the Code and intends to direct the investment of the Net Proceeds in such a manner as to comply with the requirements of Subchapter M of the Code.
          (24) Insurance. The Fund’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Investment Company Act are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability, other than certain claims related to the Fund’s response to certain demand letters related to redemption of its auction rate preferred stock; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is defending under a reservation of rights clause, other than claims related to certain litigation disclosed in the Prospectus that is related to the Fund’s redemption of its auction rate preferred stock; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Fund Material Adverse Effect, except as set forth in or contemplated in the Prospectus.
          (25) Accounting Controls and Disclosure Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Fund and the applicable requirements of the Securities Act, the Investment Company Act and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability to calculate net asset value and to maintain material compliance with the books and records requirements under the Investment Company Act; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Fund employs “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the Investment Company Act); such disclosure controls and procedures are currently in effect.
          (26) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Fund or any of the Fund’s trustees or officers, in their capacities as such, to comply in any material respect with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Sections 302 and 906 related to certifications.
          (27) Fund Compliance with Policies and Procedures. The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Fund, including policies and procedures that provide oversight of compliance for each investment adviser, administrator and transfer agent of the Fund.
          (28) Absence of Manipulation. The Fund has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Placement Shares and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund, other than such actions as taken by Jones pursuant to this Agreement, so long as such actions are in compliance with all applicable law.
          (29) Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Registration Statement or the Prospectus is based on or derived from sources that the Fund believes to be reliable and accurate and all such data included in the Registration Statement or the Prospectus accurately reflects the materials upon which it is based or from which it was derived.
          (30) Advertisements. All advertising, sales literature or other promotional material (including “prospectus wrappers”, “broker kits”, “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by or at the direction of the Fund or the Adviser for use in connection with the offering and sale of the Placement Shares (collectively, “sales material”) complied and comply in all material respects with the applicable requirements of the Securities Act and the rules and interpretations of FINRA and if required to be filed with FINRA under FINRA’s conduct rules were provided to Troutman Sanders LLP, counsel for Jones, for filing. No sales material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
               (b) Representations and Warranties by the Adviser. The Adviser represents and warrants to Jones as of the date hereof and as of each Representation Date (as defined in Section 7(k) below), and agree with Jones, as follows:
          (1) Investment Manager Status. The Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Advisory Agreement, or the Accounting Agreement as contemplated by the Prospectus.
          (2) Capitalization. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and under this Agreement and the Advisory Agreement, and the Accounting Agreement.
          (3) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Adviser, whether or not arising in the ordinary course of business (any such change is called an “Adviser Material Adverse Effect”) and (B) there have been no transactions entered into by the Adviser in connection with the Fund which are material with respect to the Adviser other than those in the ordinary course of its business as described in the Prospectus.
          (4) Good Standing. The Adviser has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, and the Fund Agreements to which it is a party; and the Adviser is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires qualification, except for any such jurisdiction where failure to be in good standing would not have an Adviser Material Adverse Effect.
          (5) Power and Authority. The Adviser has full power and authority to enter into this Agreement, the Advisory Agreement, and the Accounting Agreement, the execution and delivery of, and the performance by the Adviser of its obligations under this Agreement, the Advisory Agreement, and the Accounting Agreement have been duly and validly authorized by the Adviser; and this Agreement, the Advisory Agreement, and the Accounting Agreement have been duly executed and delivered by the Adviser and constitute the valid and legally binding agreements of the Adviser, enforceable against the Adviser in accordance with their terms, except as rights to indemnity and contribution may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Adviser’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and by general equitable principles.
          (6) Description of the Adviser. The description of the Adviser and its business and the statements attributable to the Adviser in the Prospectus complied and comply in all material respects with the provisions of the Securities Act, the Investment Company Act and the Advisers Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (7) Non-Contravention. Neither the execution, delivery or performance of this Agreement, the Advisory Agreement, or the Accounting Agreement nor the consummation by the Fund or the Adviser of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the organizational documents of the Adviser, including without limitation, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease or other instrument to which the Adviser is a party or by which it or any of its properties may be bound or (iii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Adviser or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to the terms of any agreement or instrument to which the Adviser is a party or by which the Adviser may be bound or to which any of the property or assets of the Adviser is subject.
          (8) Agreements’ Compliance with Laws. This Agreement, the Advisory Agreement, and the Accounting Agreement comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act.
          (9) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened, against or affecting the Adviser which is required to be disclosed in the Prospectus (other than as disclosed therein), or that could reasonably be expected to result in an Adviser Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Adviser of its obligations under this Agreement, the Advisory Agreement, or the Accounting Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser is a party or of which any of its property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in an Adviser Material Adverse Effect.
          (10) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, and (B) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Adviser of its obligations under this Agreement, the Advisory Agreement, or the Accounting Agreement, except such as have been already obtained under the Securities Act, the Investment Company Act, the rules and regulations of FINRA and the NYSE and such as may be required under state securities laws.
          (11) Possession of Permits. The Adviser has such licenses, permits and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its property and to conduct its business in the manner described in the Prospectus; the Adviser has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Adviser under any such permit.
          (12) Adviser Compliance with Policies and Procedures. The Adviser has adopted and implemented written policies and procedures under Rule 206(4)-7 of the Advisers Act reasonably designed to prevent violation of the Advisers Act by the Adviser and its supervised persons.
          (13) Absence of Manipulation. The Adviser has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Placement Shares, and the Adviser is not aware of any such action taken or to be taken by any affiliates of the Adviser, other than such actions as taken by Jones pursuant to this Agreement, so long as such actions are in compliance with all applicable law.
               (c) Certificates. Any certificate signed by any authorized officer of the Fund or the Adviser identified on Schedule 3 attached hereto, as such Schedule may be updated from time to time pursuant to notice properly delivered to Jones pursuant to Section 12 of this Agreement and delivered to the representatives or to counsel for Jones shall be deemed a representation and warranty by the Fund or the Adviser, as the case may be, to Jones as to the matters covered thereby.
     7. Covenants of the Fund and the Adviser. The Fund and the Adviser, jointly and severally, covenant and agree with Jones that:
               (a) The Fund will promptly advise Jones (i) when, during any period that a prospectus relating to the offer or sale of Placement Shares is required to be delivered under the Securities Act, any amendment to the Registration Statement affecting the Placement Shares shall have become effective, (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus, or for any additional information, affecting or in respect of the Placement Shares, (iii) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement affecting the Placement Shares or the institution or threatening of any proceeding for that purpose, and (iv) the receipt by the Fund of any notification with respect to the suspension of the qualification of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Fund will not file any amendment to the Registration Statement affecting the Placement Shares or any supplement to the Prospectus affecting the Placement Shares unless the Fund has furnished Jones with a copy for its review prior to filing, and will not file any such proposed amendment or supplement affecting the Placement Shares to which Jones reasonably objects, in any event until after the end of the period during which a prospectus is required to be delivered to purchasers of the Placement Shares under the Securities Act. Subject to the foregoing sentence, the Fund will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 497 under the Securities Act. The Fund will use its best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement affecting the Placement Shares and, if issued, to obtain as soon as possible the withdrawal thereof. The Fund will timely file the requisite copies of the Prospectus with the Commission pursuant to Rule 497(c) or Rule 497(h) under the Securities Act, whichever is applicable or, if applicable, will timely file the certification permitted by Rule 497(j) under the Securities Act and will advise Jones of the time and manner of such filing.
               (b) During any period in which a Prospectus relating to the Placement Shares is required to be delivered by Jones under the Securities Act with respect to a pending sale of the Placement Shares, the Fund will comply so far as it is able with all requirements imposed upon it by the Securities Act and the Investment Company Act, as from time to time in force, so far as necessary to permit the continuance of sales of the Placement Shares during such period in accordance with the provisions hereof and the Prospectus, and will file with the Commission and the NYSE all documents pursuant to the Securities Act and the Investment Company Act in the manner and within the time periods required by the Securities Act and the Investment Company Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Fund will promptly notify Jones to suspend the offering of Placement Shares during such period and the Fund will promptly amend or supplement the Registration Statement or Prospectus so as to correct such statement or omission or effect such compliance.
               (c) During any period in which the Prospectus relating to the Placement Shares is required to be delivered by Jones under the Securities Act with respect to a pending sale of the Placement Shares, the Fund will use its best efforts to cause the Placement Shares to be listed on the NYSE and to qualify, if necessary, the Placement Shares for sale under the securities laws of such United States jurisdictions as Jones reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Fund shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities, file a general consent to service of process in any jurisdiction, or meet any other requirement in connection with this Section 7(c) deemed by the Fund to be unduly burdensome.

               (d) The Fund will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Fund’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of the Securities Act.
               (e) The Fund agrees to pay all costs, fees and expenses incurred in connection with performance of its obligations hereunder and in connection with the transactions contemplated under this Agreement, including, without limitation, (i) all expenses incident to the issuance and delivery of the Placement Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Placement Shares, (iv) all fees and expenses of the Fund’s counsel and the Fund’s independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts) and the Prospectus, and all amendments and supplements thereto and this Agreement, (vi) all filing fees, distribution fees, attorneys’ fees and expenses incurred by the Fund in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Placement Shares for offer and sale under the state securities or blue sky laws or any other country, including, if requested by Jones, the preparation by counsel for Jones and printing of a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising Jones of such qualifications, registrations and exemptions, (vii) the fees and expenses associated with listing the Placement Shares on the NYSE, (viii) the filing fees incident to the review by FINRA of the terms of the sale of the Placement Shares, and (ix) all other fees, costs and expenses incident to the performance by the Fund of its obligations hereunder. Notwithstanding anything to the contrary in this Agreement, except to the extent contemplated in subsection (vi) of this Section 7(e), the Fund will not be responsible for legal fees incurred by Jones in connection with Jones’ obligations under this Agreement, including without limitation the negotiation of this Agreement. The aggregate amount of any discount, commission, expense reimbursement or other compensation to be paid by the Fund to Jones in connection with Jones’ performance of its obligations under this Agreement shall be as set forth on Schedule 2 attached hereto. The Adviser agrees to pay all costs, fees and expenses of its counsel.
               (f) The Fund will use the Net Proceeds as described in the Prospectus.
               (g) During either the pendency of any Placement Notice given hereunder, or any period in which the Prospectus relating to the Placement Shares is required to be delivered by Jones, the Fund shall provide Jones notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Shares (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Shares, warrants or any rights to purchase or acquire Shares; provided, that such notice shall not be required in connection with the (i) issuance or sale of Shares, options to purchase Shares issuable upon the exercise of options, (ii) the issuance or sale of Shares pursuant to the Dividend Reinvestment Plan, or (iii) any Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding.

               (h) The Fund will, at any time during the term of this Agreement, as supplemented from time to time, advise Jones immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to Jones pursuant to this Agreement.
               (i) The Fund will cooperate with any due diligence review conducted by Jones or its agents, including, without limitation, providing information and making available documents and senior corporate officers, as Jones may reasonably request; provided, however, that the Fund shall be required to make available documents and senior corporate officers only (i) at the Fund’s principal offices and (ii) during the Fund’s ordinary business hours. The parties acknowledge that the due diligence review contemplated by this Section 7(i) will include during the term of this Agreement (i) a bring-down diligence conference among Jones and certain officers of the Fund’s operations or legal departments upon the issuance by the Fund of a Placement Notice and (ii) a quarterly diligence conference to occur as promptly as practicable following the Fund’s filing of each of its annual and semi-annual reports on Form N-CSR and N-CSRS, respectively (the “Reports”) and quarterly schedule of investments whereby the Fund will make its senior corporate officers, including portfolio managers, available to address certain diligence inquiries of Jones and will provide such additional information and documents as Jones may reasonably request; provided, however that, notwithstanding anything to the contrary in this Section 7(i), the Fund’s portfolio managers shall not be required to participate with respect to quarterly diligence conferences to be held in connection with the filing of the Fund’s quarterly schedule of investments.
               (j) The Fund agrees that on such dates as the Securities Act shall require, the Fund will (i) file a Prospectus Supplement with the Commission under Rule 497 under the Securities Act, which Prospectus Supplement will set forth, within the relevant period, the amount of Placement Shares sold through Jones, the Net Proceeds to the Fund and the compensation payable by the Fund to Jones with respect to such Placement Shares, and (ii) deliver such number of copies of each such Prospectus Supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.
               (k) During the term of this Agreement, each time the Fund (i) files the Prospectus relating to the Placement Shares, (ii) amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment or supplement or (iii) files a Report (to the extent not already covered by subsection (ii) of this Section 7(k)), each of the Fund and the Adviser shall furnish Jones with a certificate, in the form attached hereto as Exhibit 7(k)(1). (Each date contemplated in subsections (i), (ii) and (iii) of this Section 7(k) is referred to herein as the "Representation Date”). With respect to post-effective amendments to the Registration Statement contemplated by this Section 7(k), if the Fund is not otherwise permitted to rely on Rule 486(b) regarding the effective date of a post-effective amendment, the Representation Date shall be the date the Commission declares such amendment effective and all Representation Date deliveries relating thereto which are required by Section 7 shall be delivered on or as promptly as practicable following the date of effectiveness of such amendment. If the Fund is permitted to rely on Rule 486(b) in connection with the filing of a post-effective amendment, then the Representation Date shall be the date such post-effective amendment is filed with the Commission. In the event the Fund is not permitted to rely on Rule 486(b) regarding the effective date of a post-effective amendment, then upon the filing of a post-effective amendment to the Registration Statement with the Commission which filing is deemed a Representation Date under this Section 7(k), the Fund shall cause to be furnished to Jones (i) the opinion of Fund Counsel contemplated pursuant to Section 7(l) below and (ii) to the extent such post-effective amendment includes additional, amended or revised financial information, the certificate in the form attached hereto as Exhibit 7(k)(2), certifying that the information contained in the items referenced in such certificate, which information shall be limited to financial information that is not covered by a prior Comfort Letter delivered pursuant to Section 7(n), is correct, complete and accurate in all material respects. The deliveries required in the immediately preceding sentence shall be required only to the extent the Prospectus is still current under Section 10(a)(3) of the Securities Act.
               (l) Except as otherwise provided in the last sentence of this Section 7(l), on the date hereof and thereafter as of each Representation Date, the Fund shall cause to be furnished to Jones with a written opinion of K&L Gates LLP (the "Fund Counsel"), dated the Representation Date, in substantially the form attached hereto as Exhibit 7(l)(1) (for the filing of the initial Prospectus relating to the Placement Shares), and Exhibit 7(l)(2) (for subsequent dates), but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion, counsel may furnish Jones with a letter to the effect that Jones may rely on a prior opinion delivered under this Section 7(l) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). Insofar as any opinion of Fund Counsel relates to or is dependent upon matters governed by Delaware law, Fund Counsel will be permitted to rely on the opinion of Morris, Nichols, Arsht & Tunnell LLP. In the event that a Representation Date is triggered by the filing of the Fund’s semi-annual report, only the opinion identified in Exhibit 7(l)(2) shall be required.
               (m) Except as otherwise provided in the last sentence of this Section 7(m), on the date hereof and thereafter as of each Representation Date, the Adviser shall cause to be furnished to Jones with a written opinion of Vedder Price P.C. (the “Adviser Counsel”), dated the Representation Date, in substantially the form attached hereto as Exhibit 7(m)(1) (for the filing of the initial Prospectus relating to the Placement Shares), but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion, counsel may furnish Jones with a letter to the effect that Jones may rely on a prior opinion delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). In the event that a Representation Date is triggered by the filing of the Fund’s semi-annual report, no opinion identified in this Section 7(m) shall be required.
               (n) On the date hereof and thereafter as of each Representation Date, or any period in which the Prospectus relating to the Placement Shares is required to be delivered by Jones, each time that the Registration Statement is amended or the Prospectus supplemented to include additional audited amended financial information the Fund shall cause its independent accountants to furnish Jones letters (the "Comfort Letters"), dated the date of each Representation Date, in form and substance satisfactory to Jones, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the "Initial Comfort Letter") and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter provided, however, that any Comfort Letter delivered in connection with the filing of the Fund’s semi-annual report shall not include item by item support and verification (“tickmarking”).
               (o) On the date hereof and thereafter as of each Representation Date, each of the Fund and the Adviser shall furnish Jones with a certificate of its respective Secretary, in substantially the form attached hereto as Exhibit 7(o).
               (p) Each Placement Notice issued by the Fund to Jones shall be deemed to be an affirmation that the representations and warranties made by it in this Agreement are true and correct in all material respects at the time such Placement Notice is issued, and that the Fund has complied in all material respects with all of the agreements to be performed by it hereunder at or prior to such time.
               (q) The Fund (including its agents and representatives, other than Jones in its capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder, except by means of the Prospectus.
               (r) The Fund will comply with all requirements imposed upon it by the Securities Act, the Exchange Act and the Investment Company Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.
               (s) Without the written consent of Jones, the Fund will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Shares (other than the Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Shares, warrants or any rights to purchase or acquire, Shares during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to Jones hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; the Fund will not directly or indirectly in any other “at-the-market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Shares of (other than the Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Shares, warrants or any rights to purchase or acquire, Shares prior to the tenth (10th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Fund’s issuance or sale of Shares pursuant to (i) the Dividend Reinvestment Plan, and (ii) conversion of securities or the exercise of warrants, options or other rights in effect or outstanding as of the date of this Agreement.
               (t) The Fund will furnish to Jones and its counsel (at the expense of the Fund) copies of the Registration Statement, the Prospectus and all amendments and supplements to the Registration Statement or Prospectus relating to the registration and issuance of the Placement Shares pursuant to this Agreement that are filed with the Commission during the period in which a prospectus relating to the Placement Shares is required to be delivered under the Securities Act, in each case as soon as reasonably practicable and in such quantities as Jones may from time to time reasonably request.
               (u) Each of the Fund and the Adviser acknowledges and agrees that Jones has informed the Fund that Jones may, to the extent permitted under the Securities Act, Exchange Act and the Investment Company Act, purchase and sell Placement Shares for its own account at the same time as Placement Shares are being sold by the Fund pursuant to this Agreement, provided that (i) the Fund shall not be deemed to have authorized or consented to any such purchases or sales by Jones and (ii) no such purchases or sales shall take place while a Placement Notice is in effect (except to the extent Jones may engage in sales of Placement Shares (i) purchased or deemed purchased from the Fund as a “riskless principal” or in a similar capacity or (ii) with respect to errors that cause Jones to take an unplanned principal positions).
               (v) The Fund will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares, or pay anyone any compensation for soliciting purchases of the Placement Shares other than Jones; provided, however, the Fund may issue and sell Shares pursuant to the Dividend Reinvestment Plan.
               (w) The Fund and the Adviser will furnish to Jones for a period of two years from the date of this Agreement such information as reasonably requested by Jones regarding the Fund or the Adviser.
     8. Conditions to Jones’s Obligations. The obligations of Jones hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Fund and the Adviser herein, to the due performance by the Fund and the Adviser of their respective obligations hereunder, to the completion by Jones of a due diligence review satisfactory to Jones in its reasonable judgment, and to the continuing satisfaction (or waiver by Jones in its sole discretion) of the following additional conditions:
               (a) The Registration Statement shall have become effective and shall be available for the sale of (i) all Placement Shares issued pursuant to all prior Placements and not yet sold by Jones and (ii) all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.

               (b) None of the following events shall have occurred and be continuing: (i) receipt by the Fund of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or the Prospectus relating to or affecting the Placement Shares; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, including any notice objecting to the use of the Registration Statement or order pursuant to Section 8(e) of the Investment Company Act having been issued and proceedings therefor initiated, or to the knowledge of the Fund, threatened by the Commission; (iii) receipt by the Fund of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Fund’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.
               (c) Jones shall not have advised the Fund that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of a material fact regarding Jones that in Jones’ opinion is material, or omits to state a fact regarding Jones that in Jones’ opinion is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which it was made, not misleading.
               (d) Except as contemplated or disclosed in the Prospectus, there shall not have been any material change, on a consolidated basis, in the authorized capital stock of the Fund or any Fund Material Adverse Effect or Adviser Material Adverse Effect, or any development that may reasonably be expected to cause a Fund Material Adverse Effect or Adviser Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Fund’s securities by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Fund’s securities, the effect of which, in the case of any such action by a rating organization described above, in the sole judgment of Jones (without relieving the Fund of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.
               (e) Jones shall have received the opinion of Fund Counsel required to be delivered pursuant Section 7(l) on or before the date on which such delivery of such opinion is required pursuant to Section 7(l).

               (f) Jones shall have received the opinion of Adviser Counsel required to be delivered pursuant Section 7(m) on or before the date on which such delivery of such opinion is required pursuant to Section 7(m).
               (g) Jones shall have received the Comfort Letter required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such letter is required pursuant to Section 7(n).
               (h) Jones shall have received the certificates required to be delivered pursuant to Section 7(k) and Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(k) and Section 7(o), respectively.
               (i) Trading in the Shares shall not have been suspended on the NYSE.
               (j) On each date on which the Fund is required to deliver a certificate pursuant to Section 7(k), the Fund shall have furnished to Jones such appropriate further information, certificates and documents as Jones may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Fund will furnish Jones with such conformed copies of such opinions, certificates, letters and other documents as Jones shall reasonably request.
               (k) All filings with the Commission required by Rule 497 under the Securities Act to have been filed prior to the giving of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 497.
               (l) The Placement Shares shall have been approved for listing on the NYSE, subject only to notice of issuance.
               (m) There shall not have occurred any event that would permit Jones to terminate this Agreement pursuant to Section 11(a).
               (n) Prior to the date hereof, FINRA shall have confirmed that it has no objection with respect to the fairness and reasonableness of the placement terms and arrangements set forth herein.
     9. Indemnification and Contribution.
               (a) Indemnification by the Fund and the Adviser. The Fund and the Adviser, jointly and severally, agree to indemnify and hold harmless Jones, its directors, members, officers and each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:
          (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) including any information deemed to be a part thereof pursuant to Rule 430A or Rule 497 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any sales material, any Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 9(e) below) any such settlement is effected with the written consent of the Fund and the Adviser; and
          (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Jones), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or the Adviser by Jones expressly for use in the Registration Statement (or any amendment thereto), any sales material, or in any Prospectus (or any amendment or supplement thereto).
               (b) Indemnification by Jones. Jones agrees to indemnify and hold harmless each of the Fund and the Adviser, each of their directors, trustees, members, each of their officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 9, as incurred, but only with respect to (i) any failure by Jones to comply with the prospectus delivery requirements applicable to the Placement Shares; and (ii) untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any sales material, or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or the Adviser by Jones expressly for use in the Registration Statement (or any amendment thereto), any sales material, or any Prospectus (or any amendment or supplement thereto). The Fund and the Adviser acknowledge that Jones has not furnished any information to the Fund for inclusion in the Prospectus.
               (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to Jones, its directors, members, officers, and each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by Jones; counsel to the Fund, its directors, trustees, members, each of its officers who signed the Registration Statement and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Fund; and counsel to the Adviser and each person, if any, who controls such Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by such Adviser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for Jones and each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Fund, each of their directors, trustees, members, each of its officers who signed the Registration Statement and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Adviser, and the fees and expenses of more than one counsel, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
               (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
               (e) Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 9 hereof shall not affect any agreements among the Fund and the Adviser with respect to indemnification of each other or contribution between themselves.
               (f) Contribution.

          (1) If the indemnification provided for in this Section 9 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Adviser on the one hand and Jones on the other hand from the offering of the Placement Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Adviser on the one hand and of Jones on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
          (2) The relative benefits received by the Fund and the Adviser on the one hand and Jones on the other hand in connection with the offering of the Placement Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the Net Proceeds from the offering of the Placement Shares pursuant to this Agreement (before deducting expenses) received by the Fund and the Adviser and the total discounts and commissions received by Jones, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Placement Shares as set forth on such cover.
          (3) The relative fault of the Fund and the Adviser on the one hand and Jones on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund, by the Adviser or by Jones and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          (4) The Fund, the Adviser and Jones agree that it would not be just and equitable if contribution pursuant to this Section 9(f) were determined by pro rata allocation (even if Jones were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(f). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
          (5) Notwithstanding the provisions of this Section 9(f), Jones shall not be required to contribute any amount in excess of the amount by which the total price of the Placement Shares actually distributed by Jones exceeds the amount of any damages that Jones has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          (6) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (7) For purposes of this Section 9(f), each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contributions as Jones, and each person who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Fund and the Adviser and each trustee, director or member of the Fund and the Adviser shall have the same rights to contribution as the Fund and the Adviser.
               (g) The indemnity and contribution agreements contained in this Section 9 and the representation and warranties of the Fund and Adviser set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of Jones, its partners, officers or employees, or any person controlling Jones, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and or by or on behalf of the Fund and/or the Adviser, its directors and officers or any person who controls the Fund and/or the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) delivery and acceptance of the Placement Shares and payment therefor, or (iii) any termination of this Agreement. A successor to Jones or to the Fund or the Adviser, its respective directors or officers, or any person controlling the Fund or the Adviser, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.
     10. Representations and Agreements to Survive Delivery. All representations and warranties of the Fund and the Adviser herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Jones, any controlling persons, or the Fund and/or the Adviser (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.
     11. Termination.
               (a) Jones shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Fund Material Adverse Effect or Adviser Material Adverse Effect, has occurred which, in the reasonable judgment of Jones, may materially impair the investment quality of the Placement Shares, (ii) the Fund or the Adviser shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Fund or the Adviser to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(k), 7(l), 7(m), or 7(n) Jones’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date of such Representation Date pursuant to which such delivery was required; provided, further, that, Jones shall have the right to suspend its obligations hereunder, regardless of whether a Placement Notice is pending, beginning on the sixth (6th) day after the date of any Representation Date if any certification, opinion, or letter referenced in the foregoing proviso has not yet been (or caused to be) delivered; (iii) any other condition of Jones’s obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on the NYSE shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(e), Section 9, Section 10, Section 15, Section 17 and Section 19 hereof shall remain in full force and effect notwithstanding such termination. If Jones elects to terminate this Agreement as provided in this Section 11, Jones shall provide the required notice as specified herein.
               (b) The Fund shall have the right, by giving notice as hereinafter specified to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(e), Section 9, Section 10, Section 15, Section 17 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.
               (c) Jones shall have the right, by giving notice as hereinafter specified to terminate this Agreement in its sole discretion at any time following the period of twelve (12) months after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(e), Section 9, Section 10, Section 15, Section 17 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.
               (d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(e), Section 9, Section 10, Section 15, Section 17 and Section 19 shall remain in full force and effect.
               (e) Except as otherwise provided in Sections 11(b) and 11(c), any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Jones or the Fund or Adviser, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.
               (f) Upon termination of this Agreement in accordance with Sections 11(a), 11(b) or 11(c), Jones shall not be entitled to reimbursement for its out of pocket expenses except to the extent otherwise agreed by the parties.
     12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to Jones, shall be delivered to Jones at JonesTrading Institutional Services LLC, 32133 Lindero Canyon Road, Suite 208, Westlake Village, California 91361, fax no. (781) 416-2899, Attention: General Counsel, and Troutman Sanders LLP, 1001 Haxall Point, Richmond, Virginia 23218, fax no. (804) 698-5196, Attention: David M. Carter; or if sent to the Fund or the Adviser, shall be delivered to Calamos Advisors LLC, 2020 Calamos Court, Naperville, Illinois 60563, Attention: General Counsel, fax no.: (630) 245-6343), with a copy to K&L Gates LLP, 70 West Madison Street, Ste. 3100, Chicago, Illinois 60602, Attention: Cameron S. Avery, telephone (312) 807-4302 fax: (312) 827-8033. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE and commercial banks in the City of New York are open for business.
     13. Successors. This Agreement shall inure to the benefit of and be binding upon Jones, the Fund and the Adviser and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Jones, the Fund and the Adviser and their respective successors and the controlling persons and directors, officers, members and trustees referred to in Section 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Jones, the Fund and the Adviser and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Placement Shares from Jones shall be deemed to be a successor by reason merely of such purchase.
     14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     15. Governing Law Provisions.
               (a) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.
               (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal or state courts of the United States of America located in the Southern District of New York and borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

     16. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings, titled and captions herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
     17. Waiver of Jury Trial. The Fund, the Adviser and Jones each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.
     18. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.
     19. Absence of Fiduciary Relationship. Each of the Fund and the Adviser acknowledges and agrees that:
               (a) Jones is acting solely as a placement agent in connection with the public offering of the Placement Shares and no fiduciary, advisory or agency relationship between the Fund or the Adviser, on the one hand, and Jones, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not Jones has advised or is advising the Fund or the Adviser on other matters and Jones has no obligations to the Fund or the Adviser with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;
               (b) the public offering price of the Placement Shares and the commission, discount or other compensation received by Jones in connection with the offering of the Placement Shares set forth in this Agreement were established by the Fund following discussions and arms-length negotiations with the Representatives;
               (c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
               (d) in connection with each transaction contemplated by this Agreement and the process leading to such transactions, Jones is and has been acting solely as principal and not as fiduciary, advisor or agent of the Fund or the Adviser or any of their respective affiliates;
               (e) Jones has not provided any legal, accounting, regulatory or tax advice to the Fund or the Adviser with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisers to the extent it has deemed appropriate; it is aware that Jones and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Fund and the Adviser, and Jones has no obligation to disclose such interests and transactions to the Fund or the Adviser by virtue of any fiduciary, advisory or agency relationship; and
               (f) it waives, to the fullest extent permitted by law, any claims it may have against Jones for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Jones shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or on behalf of the Fund or the Adviser.
[Remainder of Page Intentionally Blank]

     If the foregoing correctly sets forth the understanding between the Fund, the Adviser and Jones, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Fund, the Adviser and Jones.

Very truly yours,

CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND

By:	/s/ Nimish S. Bhatt

Name:	Nimish S. Bhatt
Title:	Vice President and Chief Financial Officer

CALAMOS ADVISORS LLC

By:	/s/ James J. Boyne

Name:	James J. Boyne
Title:	Vice President and Assistant Secretary

ACCEPTED as of the date first-above written:

JONESTRADING INSTITUTIONAL SERVICES LLC

By:	/s/ Alan F. Hill

Name:	Alan F. Hill
Title:	Chief Financial Officer

SCHEDULE 1
FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]
Date:	[ ]
Subject:	Capital On Demand — Placement Notice

Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Capital On Demand™ Sales Agreement among Calamos Convertible Opportunities and Income Fund (the “Fund”), Calamos Advisors LLC (the “Adviser”) and JonesTrading Institutional Services LLC (“Jones”) dated June 6, 2011 (the “Agreement”), I hereby request on behalf of the Fund that Jones sell up to ________ shares of the Fund’s common shares of beneficial interest, no par value per share, at a minimum market price of $_______ per share.
The time period during which sales are requested to be made shall be _______________.
[No more than __________ shares may be sold in any one trading day.]
ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY JONES, AND/OR THE CAPACITY IN WHICH JONES MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH).

SCHEDULE 2
Compensation
The amount of any discount, commission or other compensation, inclusive of any expense reimbursement, to be paid by the Fund to Jones shall range between 100 and 250 basis points of the gross proceeds with respect to sales actually effected by Jones, with the exact amount of such discount, commission or other compensation to be mutually agreed upon by the parties from time to time.

SCHEDULE 3
JONESTRADING INSTITUTIONAL SERVICES LLC
Shlomo “Moe” Cohen
Managing Director
JonesTrading Institutional Services LLC
780 Third Avenue, 3rd Floor
New York, NY 10017
(212) 907-5332
moec@jonestrading.com
Steven A. Chmielewski
Chief Operating Officer & General Counsel
JonesTrading Institutional Services LLC
265 Franklin Street, 18th Floor
Boston, MA 02110
(781) 416-2896
steve@jonestrading.com
Alan F. Hill
Chief Financial Officer
JonesTrading Institutional Services LLC
32133 Lindero Canyon Road Suite 208
Westlake Village, CA 91361
(818) 991-5500
alanh@jonestrading.com
CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND
David Butler
Senior Vice President and Head Trader
Calamos Advisors LLC
2020 Calamos Court
Naperville, IL 60563
(630) 245-7227
dbutler@calamos.com
J. Christopher Jackson
Calamos Investments
2020 Calamos Court
Naperville, IL 60563
(630) 245-7200
cjackson@calamos.com

Exhibit 7(k)(1)
FUND OFFICER CERTIFICATE
     The undersigned, the duly qualified and elected _______________________ of CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND (“Fund”), a Delaware statutory trust, does hereby certify in such capacity and on behalf of the Fund, pursuant to Section 7(k) of the Sales Agreement dated June 6, 2011 (the “Sales Agreement”) among the Fund, Calamos Advisors LLC and JonesTrading Institutional Services LLC, that to the best of the knowledge of the undersigned:
     (i) Except for non-material exceptions as may be set forth on Annex A hereto, the representations and warranties of the Fund in Section 6(a) of the Sales Agreement are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and
     (ii) The Fund has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:
Name:
Title:

Date:______________________

Exhibit 7(k)(1) (Cont’d)
ADVISER OFFICER CERTIFICATE
     The undersigned, the duly qualified and elected _______________________ of CALAMOS ADVISORS LLC (“Adviser”), a Delaware limited liability company, does hereby certify in such capacity and on behalf of the Adviser, pursuant to Section 7(k) of the Sales Agreement dated June 6, 2011 (the “Sales Agreement”) among the Adviser, Calamos Convertible Opportunities and Income Fund and JonesTrading Institutional Services LLC, that to the best of the knowledge of the undersigned:
     (i) Except for non-material exceptions as may be set forth on Annex A hereto, the representations and warranties of the Adviser in Section 6(b) of the Sales Agreement are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and
     (ii) The Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:
Name:
Title:

Date:______________________

Exhibit 7(k)(2)
_________ ___, 2011
JonesTrading Institutional Services LLC
780 Third Avenue, 3rd Floor
New York, New York 10017
Ladies and Gentlemen:
     This officer’s certificate of Calamos Convertible Opportunities and Income Fund, a Delaware statutory trust (the “Fund”), is being delivered on behalf of the Fund by [Nimish S. Bhatt, Vice President and Chief Financial Officer/Cheryl L. Hampton, Treasurer] of the Fund, in connection with the Sales Agreement, dated June 6, 2011, among the Fund and JonesTrading Institutional Services LLC (the “Agent”) in relation to the issuance and sale from time to time of shares of up to 7,500,000 of the Fund’s common shares of beneficial interest through the Agent.
(1) I hereby certify that I am the duly elected [Vice President and Chief Financial Officer/Treasurer] of the Fund.
(2) For purposes of this certificate, I have read the information identified by you on the attached copies of certain pages of the Fund’s [Post-Effective Amendment No. __ to its] Registration Statement on Form N-2 (File Nos. 333-173767 and 811-21080), and hereby certify that the information contained in the items referenced in this paragraph is correct, complete and accurate in all material respects.
[Remainder of page intentionally blank]

     Signed by me this _____ day of __________, 2011.

Name:
Title:

Exhibit 7(l)(1)
FORM OF OPINION OF K&L GATES LLP
     1. The Fund has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.
     2. The Fund is duly registered with the Commission pursuant to Section 8 of the Investment Company Act as a closed-end, diversified management investment company and the Investment Company Act Notification has been duly filed with the Commission; all action has been taken by the Fund as required by the Securities Act and the Investment Company Act to permit the Fund to issue and sell the Placement Shares to make the public offering and consummate the sale of the Placement Shares as contemplated by the Sales Agreement; the Sales Agreement and each of the Fund Agreements complies in all material respects with all applicable provisions of the Securities Act, the Investment Company Act; and, to the best knowledge of such counsel, the Fund has not received any notice from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the Investment Company Act Notification or the Registration Statement.
     3. The Fund’s Declaration of Trust and by-laws comply in all material respects with the Investment Company Act.
     4. The Fund has full power and authority to enter into the Sales Agreement and the Fund Agreements; the execution and delivery of, and the performance by the Fund of its obligations under the Sales Agreement and the Fund Agreements have been duly and validly authorized by the Fund; the Sales Agreement and the Fund Agreements constitute valid and legally binding agreements of the Fund, enforceable against the Fund in accordance with their terms, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Fund’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and by general equitable principles.
     5. Neither the issuance and sale of the Placement Shares in accordance with the Sales Agreement, the execution, delivery or performance of the Sales Agreement or any of the Fund Agreements by the Fund, nor the consummation by the Fund of the transactions contemplated herein or therein or the adoption of the Fund’s Dividend Reinvestment Plan (i) constitutes or will constitute a breach of the Declaration of Trust or by-laws of the Fund, (ii) constitutes or will constitute a breach of or a default under, any material contract of the Fund, as described in or included as an exhibit to the Registration Statement or Prospectus, or (iii) violates or will violate any existing United States of America or State of Illinois statute, law or regulation (assuming compliance with all applicable state securities and blue sky laws, and except that, in the published opinion of the Commission, the indemnification provisions in the Sales Agreement and the Fund Agreements, insofar as they relate to indemnification for liabilities arising under the Securities Act, are against public policy as expressed in the Securities

Act and therefore unenforceable) or violates any filing or judgment, injunction, order or decree known to us to be applicable to the Fund or any of its properties or will result in the creation or imposition of any security interest, lien, charge or encumbrance upon any property or assets of the Fund pursuant to the terms of any agreement or instrument to which the Fund is a party or by which the Fund may be bound or to which any of the property or assets of the Fund is subject (except in each case for such conflicts, violations, breaches or defaults of liens, charges or encumbrances that would not have a material adverse effect on the ability of the Fund to perform its obligations under the Sales Agreement and the Fund Agreements).
     6. None of the offering, issuance, sale or delivery of the Placement Shares pursuant to the Sales Agreement, or the consummation of any of the other transactions contemplated by the Sales Agreement or the Fund Agreements, in each case on the terms contemplated by the Registration Statement and the Prospectus, requires any consent, approval, authorization or other order of or registration or filing with, the Commission, FINRA, or any national securities exchange, or governmental body or agency of the United States of America, or State of Illinois or State of Delaware or, based solely on a review of our litigation docket and based solely on the Docket Search (as that term is defined in the Morris Nichols Opinion the form of which is set forth on Schedule II), an order of any court or arbitrator of the United States of America or State of Illinois or any Delaware Court (as that term is defined in the Morris Nichols Opinion), except (1) the absence of which, either individually or in the aggregate, would not have a material adverse effect on the Fund or the offering of the Placement Shares as contemplated in the Sales Agreement; (2) such as may have been obtained prior to the date hereof; and (3) such as may be required for compliance with state securities or blue sky laws of various jurisdictions.
     7. The Fund has an authorized, issued and outstanding capitalization as set forth in the Prospectus and the authorized capitalization of the Fund conforms to the description thereof contained in the Registration Statement and the Prospectus; all of the outstanding common shares of beneficial interest and preferred shares have been duly authorized and validly issued, and, subject to the qualification in the last sentence of this paragraph, are fully paid and non-assessable; the Placement Shares have been duly authorized by all necessary action of the Fund under the Delaware Act and, when issued and delivered against payment therefor in accordance with the Sales Agreement, will be validly issued, and, subject to the qualification in the last sentence of this paragraph, fully paid and non-assessable representing undivided beneficial ownership interests in the assets of the Fund and will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right; the Placement Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE; we express no opinion with respect to the liability of any holder of Securities who is, was or may become a named trustee of the Fund.
     8. No holders of outstanding common shares of beneficial interest are entitled as such to any preemptive or other rights to subscribe for any common shares of beneficial interest under any applicable contract, under the Fund’s Declaration of Trust or the by-laws or under the Delaware Act; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Fund are outstanding.

     9. The statements set forth under the headings “Description of Securities” in the Prospectus, “Certain Provisions of the Agreement and Declaration of Trust and Bylaws” and “Certain Federal Income Tax Matters” in the Prospectus and Statement of Additional Information, insofar as such statements purport to summarize certain provisions of the Investment Company Act, the Delaware Act, the common shares of beneficial interest or the Fund’s Declaration of Trust, United States federal income tax law and regulations or legal conclusions with respect thereto, fairly and accurately summarize such provisions in all material respects.
     10. To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund or its property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there are no agreements, franchises, contracts, indentures, mortgages, loan agreements, notes, leases, permits or other instruments that are required to be described in the Registration Statement and the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required by the Securities Act or the Investment Company Act.
     11. The Registration Statement has become effective under the Securities Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 497 have been made in the manner and within the time period required by Rule 497; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened by the Commission, and at the time the Registration Statement became effective and as of the date hereof, the Registration Statement and the Prospectus and each amendment or supplement thereto (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no statement) complied, and as of the date hereof, comply as to form in all material respects with the applicable requirements of the Securities Act and the Investment Company Act.
     In addition, we have participated in conferences with officers and other representatives of the Fund, representatives of the independent public accountants for the Fund, and your counsel and representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to such counsel’s attention that would lead it to believe that:
     (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than the financial statements and schedules and any other financial or statistical information or calculations contained therein or incorporated therein by reference and other than any exhibits, schedules or appendices included or incorporated by reference therein, as to which such counsel expresses no opinion), or
     (ii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and schedules and any other financial or statistical information or calculations contained therein or incorporated therein by reference and other than any exhibits, schedules or appendices included or incorporated by reference therein, as to which such counsel expresses no opinion).
     In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of any jurisdiction other than the State of Delaware (other than the Delaware Statutory Trust Act), the State of Illinois or the Federal laws of the United States to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for Jones, (B) as to matters involving the application of the Delaware Statutory Trust Act to the extent they deem proper and specified in such opinion, upon the opinion of Morris, Nichols, Arsht & Tunnell LLP or other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for Jones and (C) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund and public officials. References to the Prospectus shall also include any supplements thereto at the Settlement Date.

Schedule II
FORM OF OPINION OF MORRIS, NICHOLS, ARSHT & TUNNELL LLP
     1. The Fund has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (the “Delaware Act”). The Fund has the statutory trust power and authority to own property and conduct its business as described in the Prospectus.
     2. Under the Delaware Act and the Governing Instrument, the execution and delivery of the Sales Agreement and each of the Fund Agreements by the Fund, and the performance by the Fund of its obligations thereunder, have been duly authorized by all requisite statutory trust action on the part of the Fund.
     3. The Placement Shares have been duly authorized for issuance by the Fund and, when issued and delivered against payment therefor in accordance with the terms, conditions, requirements and procedures set forth in the Sales Agreement, will be validly issued and, subject to the qualifications below, fully paid and non-assessable beneficial interests in the Series. The holders of Placement Shares will be, subject to the terms of the Governing Instrument, entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, that we express no opinion with respect to liability of any holder of Placement Shares who is, was or may become a named Trustee of the Fund.
     4. Under the Governing Instrument and the Delaware Act, the issuance of the Placement Shares is not subject to preemptive rights.
     5. The form of Placement Shares Certificate complies with all applicable requirements of the Delaware Act.
     6. No authorization, approval, consent or order of any governmental authority or agency of the State of Delaware or, based solely on the Docket Search, an order of any Delaware Court, is required to be obtained by the Fund solely as a result of the issuance and sale of the Placement Shares, the consummation by the Fund of the transactions contemplated by the Sales Agreement and the Fund Agreements or the performance by the Fund of its obligations thereunder, or the adoption of the Dividend Reinvestment Plan.
     7. The execution and delivery by the Fund of the Sales Agreement and the Fund Agreements, the consummation by the Fund of the transactions contemplated by the Sales Agreement and the Fund Agreements, the performance by the Fund of its obligations thereunder, the issuance and sale by the Fund of the Placement Shares and the adoption of the Dividend Reinvestment Plan will not violate (i) the Certificate or the Governing Instrument or (ii) any applicable Delaware law or administrative regulation.
     8. Based solely on the Docket Search, there is not in any Delaware Court any action, suit or proceeding pending against the Fund.

Exhibit 7(l)(2)
Matters to be Covered by Subsequent Fund Counsel Opinions
     The Registration Statement, when it became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, complied as to form in all material respects with the requirements for registration statements on Form N-2 under the Securities Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to the financial statements, schedules or other financial data included in, or omitted from, the Registration Statement or the Prospectus. In passing upon the compliance as to form of the Registration Statement and the Prospectus, we have assumed that the statements made therein are correct and complete.
     The Registration Statement has become effective under the Securities Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted by the Commission.
     In addition, we have participated in conferences with officers and other representatives of the Fund, representatives of the independent public accountants for the Fund, and your counsel and representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to our attention that has caused us to believe that (i) at the time the Registration Statement became effective, the Registration Statement (other than the financial statements, including supporting schedules and other financial and statistical information derived therefrom or included in the Registration Statement, as to which we express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) as of its date and the date hereof the Prospectus (except as aforesaid) contained or contains any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit 7(m)(1)
FORM OF OPINION OF ADVISER COUNSEL
     1. The Adviser is a limited liability company duly formed under the laws of the State of Delaware and is and in good standing and has a legal existence so far as the records of the office of the Secretary of State of the State of Delaware show, and the Advisor is in good standing as a foreign limited liability company admitted to transact business in the State of Illinois. The Adviser has the limited liability company power to own and lease its properties and to conduct its business as described in the Prospectus and to execute and deliver the Sales Agreement.
     2. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and to such counsel’s knowledge is not prohibited by the Advisers Act or the Investment Company Act from acting under the Advisory Agreement as investment adviser to the Company, as contemplated by the Prospectus. To such counsel’s knowledge, there is no proceeding, inquiry or investigation pending that could reasonably be expected to result in the suspension or revocation of the registration of the Adviser under the Advisers Act, or any censure or limitation of its activities pursuant to Section 203(e) of the Advisers Act.
     3. Each of the Sales Agreement, the Advisory Agreement and the Accounting Agreement has been duly authorized, executed and delivered by the Adviser, and each of the Advisory Agreement and the Accounting Agreement constitutes a valid and binding obligation of the Adviser, enforceable against the Adviser in accordance with its respective terms.
     4. The Sales Agreement, the Advisory Agreement and the Accounting Agreement comply in all material respects with all applicable provisions of the Advisers Act.
     5. The Adviser’s execution and delivery of the Sales Agreement do not, and the Adviser’s performance of its obligations under the Sales Agreement and each Adviser Agreement will not (a) violate any existing provisions of the Adviser’s organizational documents, (b) constitute a violation by the Adviser of any Applicable Law (except with respect to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in the Sales Agreement would be permitted, as to which we express no opinion) or (c) with respect to the Sales Agreement, breach, or result in a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), the contracts of the Adviser set forth on Exhibit A hereto (provided that we express no opinion with respect to any financial test or cross-default provision in any such agreement), except in each case for such conflicts, breaches, violations or defaults that would not have an Adviser Material Adverse Effect. “Applicable Law” shall mean the Delaware Limited Liability Company Act, the statutory laws and regulations of the State of Illinois, the Advisers Act, the Securities Act, the Investment Company Act, and such other statutory laws and regulations of the United States of America which, in such counsel’s experience, are normally directly applicable to transactions of the type contemplated by the Transaction Documents, without such counsel having made any special investigation as to the applicability of any specific law.

     6. To such counsel’s knowledge, based solely on a review of our litigation docket and a certificate of an officer of the Adviser, there is no action, proceeding or investigation pending or overtly threatened in writing against the Adviser before any United States, Delaware or Illinois court, governmental agency or arbitrator that expressly: (a) asserts the invalidity of the Sales Agreement and/or either Adviser Agreement or (b) seeks to prevent the consummation of the transactions contemplated by the Sales Agreement.
     7. Such counsel does not have actual knowledge that any provision in any court or administrative order, writ, judgment or decree of a court or agency of the United States of America, the State of Delaware or the Stat of Illinois would be breached or otherwise violated by the Adviser’s execution or delivery of the Sales Agreement or its performance of its obligations under the Sales Agreement, the Advisory Agreement and the Accounting Agreement.
     8. No Governmental Approval is required by the Adviser to perform its obligations under the Sales Agreement or the Adviser Agreements, except for the registration of the offer and sale of the Placement Shares under the Securities Act (as to which we express no opinion) and other Governmental Approvals already obtained or made. “Governmental Approval” shall mean any consent, approval, license or authorization of, or filing, recording or registration with, any governmental authority required by the Applicable Laws.
     9. To such counsel’s knowledge, based solely on a review of its litigation docket and a certificate of an officer of the Adviser, there is no pending action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator specifically against the Adviser or its property of a character required to be disclosed in the Registration Statement and which is not so disclosed in the Prospectus.

*    *     *     *    *
     [I make no representation that I have independently verified the accuracy, completeness or fairness of the Registration Statement or Prospectus or that the actions taken in connection with the preparation of the registration Statement or Prospectus (including the actions described in the next paragraph) were sufficient to cause the Registration Statements or Prospectus to be accurate, complete or fair. I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Registration Statement or Prospectus.
     I can, however, confirm that I have participated in conferences with representatives of the Advisor during which disclosures in the Registration Statement and Prospectus and related matters were discussed. In addition, I have reviewed certain Advisor records.
     Based upon my participation in the conferences and my document review identified in the preceding paragraph and subject to the limitations described in the preceding two paragraphs, my understanding of applicable law and the experience I have gained thereunder, I can advise you that nothing has come to my attention that has caused me to conclude that solely with respect to the description of the Adviser and its business (a) the Registration Statement or any further amendment or supplement thereto made by the Fund prior to the date hereof (other than financial statements and related notes and other financial, statistical and accounting data included in the Registration Statement, as to which no opinion is given) at its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus or any further amendment or supplement thereto made by the Fund prior to the date hereof (other than financial statements and related notes and other financial, statistical and accounting data included in the Prospectus, as to which no opinion is given) at the date it bears or on the date of this letter contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.]

Exhibit A
Material Contracts

Exhibit 7(o)
FUND SECRETARY’S CERTIFICATE
     I, _________________, certify that I am the Secretary of Calamos Convertible Opportunities and Income Fund, a Delaware statutory trust (the “Company”), and that, as such, I am authorized to execute this certificate on behalf of the Company, and in connection with the Sales Agreement dated as of June 6, 2011, (the “Sales Agreement”), among the Company, Calamos Advisors LLC and JonesTrading Institutional Services LLC (“JonesTrading”), do hereby further certify that (capitalized terms shall have the meanings ascribed to them in the Sales Agreement):
          1. Attached as Exhibit A is a true and complete copy of the Amended and Restated Agreement and Declaration of Trust of the Company as is in full force and effect as of the date hereof and as has been in full force and effect at all times since September 13, 2006. No proceedings for any amendment to such Amended and Restated Agreement and Declaration of Trust have been instituted or are pending.
          2. Attached as Exhibit B is a true and complete copy of the By-Laws of the Company as are in full force and effect as of the date hereof and as have been in full force and effect at all times since September 13, 2006.
          3. Attached as Exhibit C is a true copy of certain resolutions duly adopted by the Board of Trustees of the Company on __________ __, 2011 and __________ __, 2011, authorizing, among other things, (i) the issuance and sale of up to 7.5 million shares of the Company’s common stock, (ii) filing a new shelf registration statement on Form N-2 with the Securities and Exchange Commission, and (iii) the execution and delivery by the Company of the Sales Agreement. Such resolutions have not been modified or revoked, are in full force and effect and such resolutions are the only resolutions adopted by the Board of Trustees or any committee thereof relating to the matters covered thereby.
          4. _____________________ is and has been at all times since __________ __, 200_, the Vice President and Chief Financial Officer of the Company, and the signature of the above-named officer set forth below immediately opposite his name is his true and correct signature:

Vice President and Chief Financial Officer
          5. Attached as Exhibit D is a specimen stock certificate for the Company’s Common Stock.

          6. All comments received by the Company or its representatives, accountants or counsel from the Securities and Exchange Commission relating to the Registration Statement (whether oral or written) have been communicated to counsel for JonesTrading.
          7. Except for any such records that are labeled or have otherwise been reasonably identified as drafts, the corporate records of the Company that have been made available to counsel for JonesTrading are true and complete copies thereof, and have not been modified or revoked, are in full force and effect.
[Signature Page Follows]

     IN WITNESS WHEREOF, I have executed this Certificate as of the ___ day of __________, 2011.

CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND
By:
Secretary

     The undersigned, being the Vice President and Chief Financial Officer of the Company, does hereby certify that _______________ is and has been at all times since __________ __, 2011, a duly elected and acting Secretary of the Company and the above signature of such officer is her true and correct signature.

CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND
By:
Vice President and Chief Financial Officer

Exhibit 7(o)
CALAMOS ADVISORS LLC
SECRETARY’S CERTIFICATE
June 6, 2011
     The undersigned does hereby certify that he is the duly elected, qualified and acting authorized Secretary of Calamos Advisors LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Company”), and as such is authorized to execute this Secretary’s Certificate in connection with that certain Sales Agreement date June 6, 2011 by and among the Company, Calamos Convertible Opportunities and Income Fund and Jones Trading Institutional Services LLC. The term “Transaction Agreements” whenever it is used in this letter means the Sales Agreement, the Advisory Agreement and the Accounting Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings as defined in the Sales Agreement. The undersigned further certifies that:
1.	Attached hereto as Exhibit A is a true, correct and complete copy of the Limited Liability Company Agreement, as amended, as in full force and effect as of the date hereof.

2.	Attached hereto as Exhibit B are true, correct and complete copies of the Written Consents of the Sole Manager authorizing the Sales Agreement, the Advisory Agreement and the Accounting Agreement as presently in full force and effect and which have not been amended in any respect as of the date hereof.

3.	Attached hereto as Exhibit C is a true, correct and complete copy of the Advisory Agreement between the Company and the Fund, as amended, as in full force and effect on the date hereof.

4.	Attached hereto as Exhibit D is a true, correct and complete copy of the Accounting Agreement, as amended, as in full force and effect on the date hereof.

5.	The representations and warranties of the Company set forth in the Transaction Agreements are true and correct as of the date hereof.

6.	The persons listed below are duly elected, qualified and acting authorized officers of the Company holding the respective offices set forth opposite their names below and the signature of each such person set forth opposite his or her name below is his or her genuine signature.

Name	Office	Signature

John P. Calamos, Sr.	Chief Executive Officer and Co-Chief Investment Officer

J. Christopher Jackson	Senior Vice President, General Counsel and Secretary
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has caused this Secretary’s Certificate to be duly executed as of the date first written above.

CALAMOS ADVISORS LLC
By:
	Name:	J. Christopher Jackson
	Title:	Secretary

     The undersigned hereby certifies that J. Christopher Jackson is the duly appointed Secretary of the Company and that the signature appearing above is J. Christopher Jackson’s genuine signature.
     IN WITNESS WHEREOF, I have hereunto set my hand as of this 6th day of June, 2011.

CALAMOS ADVISORS LLC
By:
	Name:	Nimish S. Bhatt
	Title:	Senior Vice President, Interim Chief Financial Officer and Director of Operations